Exhibit 99.4

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA AND NON-GAAP
FINANCIAL INFORMATION OF ELANCO

The following table presents summary historical condensed consolidated and combined financial information for Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), and unaudited pro forma condensed combined financial data for Elanco and the animal health business (the “Bayer Animal Health Business”) of Bayer Aktiengesellschaft, a German stock corporation (“Bayer”), as of the dates and for the periods indicated.
The summary historical condensed consolidated and combined statements of operations data for the six months ended June 30, 2020 and 2019 and the summary historical condensed consolidated balance sheet data as of June 30, 2020 presented below have been derived from Elanco’s unaudited condensed consolidated and combined financial statements. The summary historical consolidated and combined statements of operations data for the years ended December 31, 2019, 2018 and 2017 and the consolidated and combined balance sheet data as of December 31, 2019 and 2018 presented below have been derived from Elanco’s audited consolidated and combined financial statements. Elanco’s results for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year.
Elanco’s combined financial statements for the periods prior to its initial public offering on September 24, 2018 (the “IPO”) include the attribution of certain assets and liabilities that have historically been held at the Eli Lilly and Company (“Lilly”) corporate level but which are specifically identifiable or attributable to Elanco. Elanco’s combined financial statements for the period prior to the IPO also include expense allocations related to certain Lilly corporate functions, including executive oversight, treasury, legal, finance, human resources, tax, internal audit, financial reporting, information technology and investor relations. These expenses have been allocated to Elanco based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily on a pro rata basis of revenue, headcount or other measures. Elanco believes that this expense methodology, and the results thereof, is reasonable for all periods presented. However, the allocations may not be indicative of the actual expense that would have been incurred if Elanco had operated as an independent, publicly traded company for the periods presented prior to the IPO. It is impractical to estimate what Elanco’s standalone costs would have been for the historical periods presented prior to the IPO.
The unaudited pro forma condensed combined financial data are based upon the historical condensed consolidated and combined financial data of Elanco and the Bayer Animal Health Business, after giving effect to the acquisition (“the Acquisition”) of the Bayer Animal Health Business, pursuant to the Share and Asset Purchase Agreement, dated as of August 20, 2019, between Elanco and Bayer. The historical financial information of the Bayer Animal Health Business was prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”), which differ from U.S. generally accepted accounting principles (“U.S. GAAP”) and reported in Euro. The historical combined financial statements of the Bayer Animal Health Business have been converted to U.S. GAAP and translated to U.S. dollars for the preparation of the pro forma financial data. The unaudited pro forma condensed combined financial data should be read in conjunction with the financial statements and the related notes thereto presented in Exhibit 99.1 to Elanco's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 15, 2020.
The Acquisition will be accounted for using the purchase method of accounting. The purchase accounting allocations in the Acquisition will be determined at a later date and depend on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed. The actual fair values of the assets acquired, liabilities assumed and resulting goodwill may differ significantly from the adjustments set forth in the unaudited pro forma condensed combined financials.

	Pro Forma Combined		Historical Elanco Animal Health Incorporated
	As of and for the six months ended June 30, 2020	As of and for the year ended December 31, 2019	As of and for the six months ended June 30,		As of and for the year ended December 31,
			2020	2019	2019	2018	2017
(in millions, except per share data)
Statement of Operations Data:
Revenue	$2,245.7	$4,691.3	$1,244.0	$1,512.7	$3,071.0	$3,066.8	$2,889.0
Costs, expenses and other:
Cost of sales	922.7	2,019.7	628.6	699.8	1,470.3	1,573.8	1,493.9
Research and development	199.3	424.5	126.2	132.9	270.1	246.6	251.7
Marketing, selling and administrative	680.3	1,399.7	344.8	382.0	760.2	735.2	779.8
Amortization of intangible assets	244.4	480.7	100.6	98.3	200.4	197.4	221.2
Asset impairment, restructuring and other special charges	69.8	142.9	194.2	56.7	185.5	128.8	375.1
Interest expense, net of capitalized interest	104.2	195.7	41.3	41.5	78.9	29.6	—
Other expense (income), net	(41.3)	54.3	(46.8)	6.5	27.4	41.3	(0.1)
	2,179.4	4,717.5	1,388.9	1,417.7	2,992.8	2,952.7	3,121.6
Income (loss) before income taxes	66.3	(26.2)	(144.9)	95.0	78.2	114.1	(232.6)
Income tax expense (benefit)	21.7	0.7	(42.6)	27.6	10.3	27.6	78.1
Net income (loss)	$44.6	$(26.9)	$(102.3)	$67.4	$67.9	$86.5	$(310.7)
Earnings per share:
Basic	$0.09	$(0.06)	$(0.25)	$0.18	$0.18	$0.28	$(1.06)
Diluted	0.09	(0.06)	(0.25)	0.18	0.18	0.28	(1.06)
Weighted average shares outstanding:
Basic	481.4	441.9	408.5	365.7	369.0	313.7	293.3
Diluted	481.4	441.9	408.5	366.5	370.3	313.7	293.3
Balance Sheet Data:
Total assets	$17,456.4		$9,876.0	$8,856.9	$8,985.8	$8,956.7	$8,940.3
Total liabilities	8,817.4		3,224.1	3,591.4	3,438.9	3,759.2	1,160.0
Long-term debt	6,215.2		2,030.4	2,382.0	2,330.5	2,443.3	—
Total equity	8,639.0		6,651.9	5,265.5	5,546.9	5,197.5	7,780.3
Other Financial Data:
Adjusted EBITDA(1)	$514.1	$967.3	$204.3	$346.2	$662.8	$643.8	$498.9
Adjusted net income(2)			$89.7	$194.5	$394.0	$431.8	$250.5
Adjusted EPS(3)			$0.22	$0.53	$1.06	$1.18	$0.69
(1)Elanco defines adjusted EBITDA as net income (loss) adjusted for interest expense, income tax expense (benefit) and depreciation and amortization, further adjusted to exclude purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs and other specified significant items, such as unusual or non-recurring items that are unrelated to Elanco’s long-term operations. Pro forma adjusted EBITDA is defined as net income on a pro forma basis for the relevant period, assuming the completion of the Acquisition at the beginning of the period, adjusted for similar items, as well as the impact of the Bayer Animal Health Business’ severance costs, asset impairment and other costs not associated with ongoing operations recorded during the periods presented. For the periods presented, Elanco has not made adjustments for all items that may be considered unrelated to its long-term operations. Elanco believes adjusted EBITDA and pro forma adjusted EBITDA, when used in conjunction with Elanco’s results presented in accordance with U.S. GAAP and its reconciliation to net income (loss) and pro forma net income (loss), enhances investors’ understanding of Elanco’s performance, valuation and prospects for the future. Elanco also believes adjusted EBITDA is a measure used in the animal health industry by analysts as a valuable performance metric for investors. The primary material limitations associated with the use of adjusted EBITDA and pro forma adjusted EBITDA as compared to net income (loss) or pro forma net income (loss) results include the following: (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it excludes financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) it excludes items or types of items that may continue to occur from period to period in the future and (iv) it may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as business activities that Elanco has either exited or made the strategic decision to exit (referred to as “Strategic Exits”). Adjusted EBITDA and pro forma Adjusted EBITDA are not, and should not be viewed as, a substitute for net income (loss). We encourage investors to review our audited and unaudited financial statements and pro forma financial data in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures. The pro forma combined financial information, which Elanco believes is reasonable under the circumstances, is preliminary and is based on upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial data. The pro forma combined financial information is for informational purposes only and is not intended to represent, or be indicative of, the actual financial position and results of operations that would have occurred if the Acquisition had been effected on the dates indicated, nor are they indicative of the combined company’s future results.

The following is a reconciliation of adjusted EBITDA and pro forma adjusted EBITDA to net income (loss) and pro forma net income (loss), as reported under U.S. GAAP for the periods presented below:

	Pro Forma Condensed Combined		Historical Elanco Animal Health Incorporated
	Six months ended June 30, 2020	Year ended December 31, 2019	Six months ended June 30,		Year ended December 31,
			2020	2019	2019	2018	2017
(in millions)
Reported Net Income (Loss)	$44.6	$(26.9)	$(102.3)	$67.4	$67.9	$86.5	$(310.7)
Interest expense, net	104.2	195.7	41.3	41.5	78.9	29.6	—
Income tax expense (benefit)	21.7	0.7	(42.6)	27.6	10.3	27.6	78.1
Depreciation and amortization	316.3	641.6	162.4	152.4	314.4	296.0	318.4
EBITDA	486.8	811.1	58.8	288.9	471.5	439.7	85.8
Cost of sales	—	—	4.3	0.6	0.8	—	—
Purchase accounting adjustments to inventory(a)	—	0.6	—	—	—	—	42.7
Integration costs of acquisitions(b)	27.3	102.1	187.4	53.5	144.7	26.5	90.3
Severance(b)	—	11.6	1.0	(0.8)	8.2	15.5	162.0
Asset impairments(b)	—	33.1	5.8	4.0	32.6	81.9	110.6
Gain on sale of assets	—	—	(3.8)	—	—	(0.8)	(19.6)
Facility exit costs	—	—	0.7	—	—	5.7	31.8
Settlements and other	—	—	3.1	—	—	—	—
Accelerated depreciation and amortization	—	—	(5.3)	—	(3.0)
Contingent consideration(c)	—	7.5	—	—	8.0	40.4	(4.7)
Inventory write-off(d)	—	0.2	—	—	—	38.6	—
Other(e)	—	1.1	(47.7)	—	—	—	—
Adjusted EBITDA	$514.1	$967.3	$204.3	$346.2	$662.8	$647.5	$498.9

(a)Represents the amortization of the fair value increase in inventory in connection with business combinations.
(b)The pro forma amounts reflect the impact of the Bayer Animal Health Business’ severance costs, asset impairment and other costs not associated with ongoing operations recorded during the periods presented. The amounts also reflect the elimination of the integration costs related to the Acquisition in the pro forma results. The historical Elanco amounts include the integration costs related to the Acquisition as well as costs related to severance recorded in 2017 associated with the U.S. voluntary early retirement program offered by Lilly.
(c)Primarily represents the change in the fair value of contingent consideration related to Aratana.
(d)Primarily represents the write-off of inventory associated with the suspension of commercial activities of Imrestor.

(e)Primarily represents the gain on our sale of land and buildings in New South Wales, Australia.

(2)Elanco defines adjusted net income as net income (loss) excluding amortization of intangible assets, purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs and other specified significant items, such as unusual or non-recurring items that are unrelated to Elanco’s long-term operations. For the periods presented, the only other specified significant item included is the exclusion in 2017 of the benefit related to the recently enacted U.S. tax reform legislation. Adjusted net income is an alternative view of performance used by Elanco’s management to evaluate the results of Elanco’s operations and the discovery, development, manufacture and commercialization of Elanco’s products, prior to considering certain income statement elements. Specifically, Elanco’s management uses adjusted net income for the purpose of analyzing performance results and setting compensation targets. Elanco believes adjusted net income, when used in conjunction with Elanco’s results presented in accordance with U.S. GAAP and its reconciliation to net income (loss), enhances investors’ understanding of its performance, valuation and prospects for the future. Elanco also believes adjusted net income is a measure used in the animal health industry by analysts as a valuable performance metric for investors. The primary material limitations associated with the use of adjusted net income as compared to net income (loss) results include the following: (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it excludes financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) it excludes items or types of items that may continue to occur from period to period in the future and (iv) it may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as Strategic Exits. Adjusted net income is not, and should not be viewed as, a substitute for net income (loss). We encourage investors to review our audited and unaudited financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.

The following is a reconciliation of adjusted net income to net income (loss), as reported under U.S. GAAP for the periods presented below:

	Historical Elanco Animal Health Incorporated
	Six months ended June 30,		Year ended December 31,
	2020	2019	2019	2018	2017
(in millions)
Reported Net Income (Loss)	$(102.3)	$67.4	$67.9	$86.5	$(310.7)
Cost of sales	4.3	0.6	0.8	—	—
Amortization of intangible assets	100.6	98.3	200.4	197.4	221.2
Purchase accounting adjustments to inventory(a)	—	—	—	—	42.7
Integration costs of acquisitions and separation costs	187.4	53.5	144.7	26.5	90.3
Severance	1.0	(0.8)	8.2	15.5	162.0
Asset impairment	5.8	4.0	32.6	81.9	110.6
Gain on sale of assets	(3.8)	—	—	(0.8)	(19.6)
Facility exit costs	0.7	—	—	5.7	31.8
Settlements and other	3.1	—	—	—	—
Contingent consideration(b)	—	—	8.0	40.4	(4.7)
Inventory write-off(c)	—	—	—	38.6	—
Interest expense, net of capitalized interest	0.8	—	—	—	—
Other-net (income) expense(d)	(47.7)	—	—	—	—
U.S. tax reform	—	—	—	—	(33.1)
Tax effect of adjustments(e)	(60.2)	(28.5)	(68.6)	(59.9)	(40.0)
Adjusted Net Income	$89.7	$194.5	$394.0	$431.8	$250.5

(a)Represents the amortization of the fair value increase in inventory in connection with business combinations.
(b)Primarily represents the change in the fair value of contingent consideration related to Aratana acquisition.
(c)Primarily represents the write-off of inventory associated with the suspension of commercial activities of Imrestor.
(d)Primarily represents the gain on our sale of land and buildings in New South Wales, Australia.
(e)The tax effect of the adjustments is calculated by applying the applicable tax rate to each adjustment in each relevant jurisdiction. In jurisdictions where Elanco had recorded deferred tax assets related to net operating losses that were offset with valuation allowances, Elanco applied the applicable tax rate to each adjustment and further adjusted for the tax effect of the beneficial reversal of the valuation allowances.
(3)Elanco defines adjusted EPS as adjusted net income divided by the number of weighted average shares outstanding as of the applicable period. The primary material limitations associated with the use of adjusted EPS as compared to As Reported EPS include the following: (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it excludes financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) it excludes items or types of items that may continue to occur from period to period in the future and (iv) it may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as Strategic Exits. Adjusted EPS is not, and should not be viewed as, a substitute for As Reported EPS. We encourage investors to review our audited and unaudited financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures. The following is a reconciliation of adjusted EPS to EPS, as reported under U.S. GAAP for the periods presented below:

	Historical Elanco Animal Health Incorporated
	Six months ended June 30,		Year ended December 31,
	2020	2019	2019	2018	2017
As Reported EPS	(0.25)	0.18	0.18	$0.28	$(1.06)

Cost of sales	0.01	—	—	0.10	0.12
Amortization of intangible assets	0.25	0.27	0.54	0.54	0.60
Asset impairments, restructuring and other special charges	0.48	0.16	0.50	0.35	1.03
Other-net, (income) expense	(0.12)	—	0.02	0.11	(0.01)
Interest expense, net of capitalized interest	0.00	—	—	—	—
Subtotal	$0.62	$0.43	$1.07	$1.10	$1.74
Tax impact of adjustments	(0.15)	(0.08)	(0.19)	(0.16)	(0.20)
Total adjustments to EPS	$0.47	$0.35	$0.88	$0.94	$1.54

Impact of adjusted weighted average shares outstanding: Basic and diluted(a)	—	—	—	(0.04)	0.21
Adjusted EPS(b)	$0.22	$0.53	$1.06	$1.18	$0.69
Numbers may not add due to rounding

(a)Adjusted weighted average shares outstanding: Basic and diluted includes the full impact of 72.3 million shares sold in the IPO for the nine months ended September 30, 2018.
(b)Adjusted EPS is calculated as the sum of As Reported EPS, Total Adjustments to EPS, and Impact of Adjusted weighted average shares outstanding: Basic and diluted.